FOR IMMEDIATE RELEASE

CONTACT:
Christopher Reed, Founder and CEO
310.217.9400 ext. 10

John Mills, Integrated Corporate Relations
310.954.1105 • jmills@icrinc.com

Neil Michaelsen, Managing Director, APS Financial Corporation
512.314.4549 • nmichaelsen@aps-financial.com

REED’S INC ANNOUNCES $4.671 MILLION CAPITAL RAISE

Los Angeles, CA ― June 2, 2007 ― Reed’s, Inc. (OTC BB: REED) today announced that it has closed on approximately $4,671,000 of subscriptions to accredited investors in connection with a private placement of its restricted securities. Proceeds from the private placement will be used for general corporate and working capital purposes. APS Financial Corporation, an Austin, Texas based securities and investment banking firm, is serving as the lead placement agent in connection with the financing.

Christopher Reed, Founder and CEO of Reed’s, Inc, stated, “We have made tremendous strides since our IPO in December of 2006 and this financing provides us with the additional capital resources necessary to expand our growth strategy. Specifically, we will utilize the proceeds to ramp our sales force expansion efforts, increase our marketing programs and further invest in our infrastructure to meet the growing demand for Reed’s portfolio of products. We continue to be pleased with the acceptance of the Reed’s brand within mainstream market place and look forward to further expansion of our core product lines within new and existing markets.”

The securities issued in the private placement consisted of one share of common stock, at a purchase price of $6.00 per share, and a warrant to purchase an additional share of common stock for each two shares purchased by investors. The warrants are exercisable at a strike price of $7.50 per share and have a term of five years. The aggregate amount of capital raised was approximately $4,671,000, with net proceeds to the Company of approximately $4.2 million. The Company has agreed to file a registration statement covering the resale of the shares of common stock issued in this private placement and issuable upon exercise of the warrants.

About Reed’s, Inc.

Reed’s, Inc. develops, manufactures, markets and sells innovative, all natural, non-alcoholic beverages, candies and ice creams. Its non-alcoholic Ginger Brews are unique in the beverage industry being brewed from fresh ginger, spices and fruits. Award-winning gourmet product lines include: Reed’s Ginger Brews, Reed’s Ginger Juice Brews, Reed’s Ginger Candies and Reed’s Ginger Ice Creams. Additionally, the Company has acquired Virgil’s Root Beer and China Cola product lines. Reed’s products are sold through specialty gourmet and natural food stores, supermarket chains, retail stores and restaurants nationwide and in Canada. For more information about Reed’s, please visit the company’s website at: www.reedsgingerbrew.comor call (800) 99-REEDS.

SAFE HARBOR STATEMENT

Some portions of this press release, particularly those describing Reed’s goals and strategies, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Reed’s is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of Reed’s, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Reed’s that they will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-KSB and Form 10-QSB, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Reed’s undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.